INDEPENDENT AUDITOR'S CONSENT                    Exhibit 23.4



The Board of Directors
American International Petroleum Corporation:





    I hereby consent to the incorporation by reference in amendment No. 1 to the Registration Statement on Form S-8, and the accompanying Prospectus, of my report dated March 15, 1996, appearing on page F-2 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. I also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/S/BERNARDO VILLEGAS PEREZ
BERNARDO VILLEGAS PEREZ
Auditor
Professional Card No. 4962-A

Bogota, Colombia
January 30, 1998